UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2020

HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400
Tulsa, OK 74119
(Address of principal executive offices and zip code)
(918) 742-5531
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

STI Plan for Fiscal Year 2021
On September 8, 2020, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Helmerich & Payne, Inc. (the “Company”), approved modifications to the design for the Company’s Annual Short-Term Incentive Bonus Plan (the “STI Plan”). In response to the uncertainties related to COVID-19 and the resulting high market volatility, performance under the STI Plan for fiscal year 2021 will be based on two six-month measurement periods, which allows the Company to more effectively establish performance goals under the plan. Each named executive officer’s bonus opportunity under the STI Plan is based upon on a target incentive dollar amount multiplied by the sum of the target bonus opportunities achieved pursuant to weighted performance criteria, subject to any individual performance factor described below. Performance criteria will be established at the beginning of each six-month performance period. The performance criteria for fiscal year 2021 and future fiscal years may include metrics such as contract drilling solutions revenue; operating cash flow margin, defined as contract drilling solutions revenue minus contract drilling solutions operating expenses, excluding depreciation and amortization; general and administrative expense management, based on selling, general and administrative expenses; capital return to shareholders; cash flows from operations; capital expenditures; earnings per share; return on invested capital; earnings before interest, taxes, depreciation and amortization; safety metrics; strategic objectives, which may include, among other things, environmental, social, and governance initiatives; and other metrics. In future fiscal years, the Committee may establish overall levels of financial performance that must be met before bonuses will be paid under the STI Plan, regardless of the achievement of bonus opportunities pursuant to weighted performance criteria. Notwithstanding the other provisions of the STI Plan, the Committee may increase or decrease any bonus due to a named executive officer by up to 25% based upon the Committee’s evaluation of individual performance objectives, although the Committee no longer has the discretion to increase or decrease the bonus by up to 100% based on the Committee’s overall assessment of the achievement of strategic objectives.
Form of Change of Control Agreement
On September 9, 2020, the Board, upon the recommendation of the Committee, approved and adopted a new form of Change of Control Agreement (the “Change of Control Agreement”) that will be entered into by each current executive officer and certain other employees of the Company. The Change of Control Agreement will replace any existing change of control agreement for each such employee. Under the circumstances set forth in the Change of Control Agreement, the Chief Executive Officer will receive, among other things, an amount equal to 3.0 times the sum of (i) his annual base salary and (ii) his target annual bonus. The form of Change of Control Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit Number	Description
10.1	Form of Change of Control Agreement.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ William H. Gault
Name:	William H. Gault
Title:	Assistant Corporate Secretary Date: September 14, 2020